KIDS STUFF, INC.
                        4450 BELDEN VILLAGE STREET, N.W.
                                   SUITE 406
                                  CANTON, OHIO 44718


                                                                  June __, 1997

      RE: RULE 504 INVESTMENT

      Dear;

      In connection with its review of the terms of the Company's initial public offering, the National Association of Securities Dealers, Inc. Department of Corporate Financing (the "NASD") has determined that you are an underwriter and related person of VTR Securities, Inc., and therefore, your investment in the Company's Rule 504 private placement of securities would constitute excessive compensation to the Underwriter for the offering. Accordingly, in order to rectify this situation, the NASD has required the Company to rescind your subscription agreement for ____ shares of the Company's common stock (the "Common Stock").

      By accepting and acknowledging this rescission, you are in no way agreeing with the NASD's determination that you are an "underwriter and related person" of VTR Securities, Inc.

      Upon our receipt of the share certificate(s) representing the Common Stock, as well as your acknowledgement of this letter, the Company will issue to you a promissory note in the principal amount of $_____ (the "Promissory Note"). Such Promissory Note shall be repayable on the earlier of (i) the closing of the Company's initial public offering; or (ii) July 31, 1997. Such Promissory Note shall bear interest at the rate of 8% per annum, and shall be computed beginning as of the date of your now rescinded subscription agreement.


                                                  Very truly yours,


                                                  KIDS STUFF, INC.


                                                  By:_________________________
                                                     William Miller
                                                     Chief Executive Officer


ACKNOWLEDGED THIS
___DAY OF___, 1997

$_______________           UNSECURED PROMISSORY NOTE              June __, 1997


         FOR VALUE RECEIVED, KIDS STUFF, INC. a Delaware corporation, whose address is 4450 Belden Village Street, N.W., Suite 406, Canton, Ohio 44718 ("Borrower") promises to pay to
____________________________________________________________________________
("Lender"), as hereinafter set forth, the principal sum of _________________ ___________________________________________ with interest thereon from the date of Lender's initial subscription to the "Stock", as defined below, at the rate of eight percent (8%) per annum.

      The entire principal amount, and all interest accrued thereon to date, shall be immediately due and payable upon the earlier to occur of: (1) the closing of the Borrower's initial public offering; or (2) July 31, 1997.

      The obligation to repay the principal and interest due hereunder shall constitute a general unsecured obligation of the Borrower, and shall not be secured by any specific collateral, including, but limited to, the ________ shares of the Borrower's common stock which were previously issued by Borrower to Lender (the "Stock"). Lender acknowledges that it has no rights in and to the Stock as a secured party under the Uniform Commerical Code.

      There shall be no prepayment penalty in the event that the undersigned prepays all or a portion of the principal sum and accrued interest evidenced hereby.

      The Borrower and all indorsers, sureties, and guarantors hereof, jointly and severally waive presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance performance, default, indorsement, or guaranty of this instrument.


                                 BORROWER:


                                 KIDS STUFF, INC.

                                 By:__________________________________________
                                    William L. Miller, Chief Executive Officer